SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 29, 2002
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6028 (Commission File Number)	35-1140070 (IRS Employer Identification No.)

1500 Market Street, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

     All of the information in this Form 8-K, including the exhibits, is being furnished pursuant to Item 9 of Form 8-K. In accordance with General Instruction B.2 to Form 8-K, the information in this Form 8-K, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Moreover, the information in this Form 8-K, including the exhibits, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 29, 2002
99.2	Settlement Agreement dated October, 29, 2002 by and among Lincoln National Corporation, an Indiana corporation, The Lincoln National Life Insurance Company, an Indiana insurance company, Lincoln National Reinsurance Company (Barbados) Limited, a Barbadian insurance company and Swiss Re Life & Health America Inc., a Connecticut corporation.

Item 9. Regulation FD Disclosure

     On October 29, 2002, Lincoln National Corporation (“Lincoln”) issued a press release announcing third quarter earnings (including a Digest of Earnings) and a settlement of its disputes, disagreements and litigation with Swiss Re Life & Health America Inc. (“Swiss Re”). A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also, a copy of the Settlement Agreement between Lincoln and Swiss Re dated October 29, 2002 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By /s/ Richard C. Vaughan Name: Richard C. Vaughan Title: Executive Vice President and Chief Financial Officer

Date: October 30, 2002